                                                                    EXHIBIT 3.27

[ONTARIO LOGO] Ministry of       CERTIFICATE                              528650
               Consumer and
               Commercial
               Relations

THIS IS TO CERTIFY THAT THESE
ARTICLES ARE EFFECTIVE ON
      NOVEMBER 24, 1982
----------------------------

    /s/ [ILLEGIBLE]
 --------------------------
   CONTROLLER OF RECORDS
 COMPANIES SERVICES BRANCH

                                           Trans  Line            Comp   Method
                                           Code    No.    Stat    Type   Incorp.
                                           [A]    [0]     [0]      [A]     [3]
                                           18      20      26      29      30

                                                     Notice    Jurisdiction
                                           Share     Req'd     [ONTARIO]
                                            [S]       [N]      33            47
                                             31        32

                                 ARTICLES OF INCORPORATION

   Form 1      1. THE NAME OF THE CORPORATION IS

The Business         528650    ONTARIO LIMITED

Corporations   2. THE ADDRESS OF THE HEAD OFFICE IS

    Act              78 Sir Lancelot Drive,
                  --------------------------------------------------------------
                        (Street & Number of R. R. Number & if Multi-Office
                                     Building give Room No.)

                     Markham, Ontario                                   L3P2J2
                  --------------------------------------------------------------
                    (Name of Municipality or Post Office)          (Postal Code)

                     Town of Markham      in the   Regional Municipality of York
                  ----------------------           -----------------------------
                  (Name of Municipality,            (County, District, Regional
                  Geographical Township)                Municipality)

               3. THE NUMBER OF DIRECTORS IS TWO

               4. THE FIRST DIRECTOR(S) IS/ARE

                                                RESIDENCE ADDRESS, GIVING STREET
                  NAME IN FULL, INCLUDING       & NO. OR R.R. NO. & MUNICIPALITY
                      ALL GIVEN NAMES           OR POST OFFICE AND POSTAL CODE
                  -----------------------       --------------------------------
                      Ronald Parent             78 Sir Lancelot Drive,
                                                Markham, Ontario
                                                L3P 2J2

                      Wendy Parent              78 Sir Lancelot Drive,
                                                Markham, Ontario
                                                L3P 2J2

                                                                              2A

(h) To buy, hold, own, hire, maintain, control, take, lease, sell, assign, exchange, transfer, manage, improve, develop, pledge, mortgage or otherwise deal in and dispose of, either absolutely as owner or by way of collateral security or otherwise, any property, real and personal, movable and immovable, and assets generally;

(i) To purchase, lease, take in exchange or otherwise acquire lands or interests therein, together with any buildings or structures that may be on the said lands or any of them, and to sell, lease, exchange, mortgage or otherwise dispose of the whole or any portion of the lands and all or any of the buildings or structures that are now or may hereafter be erected thereon, and to take such security therefor as may be deemed necessary or desirable;

(j)   To erect buildings, and to deal in building material;

(k) To take or hold mortgages for any unpaid balance of the purchase money on any of the lands, buildings or structures so sold, and to sell, mortgage or otherwise dispose of the said mortgages;

(l)   To improve, alter and manage the said lands and buildings;

(m) To guarantee and otherwise assist in the performance of contracts or mortgages of persons, firms or corporations with whom or which the Corporation may have dealings, and to assume and take over such contracts or mortgages on default;

(n) To prepare building sites, and to construct, reconstruct, alter, improve, decorate, furnish and maintain offices, flats, houses, factories, warehouses and lands, and to consolidate, connect or subdivide properties;

      PROVIDED, HOWEVER, that it shall not be lawful for the Corporation hereby incorporated directly or Indirectly to transact or undertake any business within the meaning of The Loan and Trust Corporations Act.

      6. THE AUTHORIZED CAPITAL is to be divided into 10,000 Class "A" Preference Shares with a par value of $1.00 each; 10,000 Class "B" Preference Shares with a par value of $1.00 each; 250 Class "C" Preference Shares with a par value of $100.00 each and 10,000 Common Shares without nominal or par value provided, however, that the aggregate consideration for the issue of the said shares without nominal or par value shall not exceed in amount or value the sum of $10,000,00 or such greater amount as the Board of Directors of the Corporation shall by resolution determine, provided, that such resolution shall not be effective until a certified copy thereof has been filed with the Ministry of Consumer and Commercial Relations, all prescribed fees have been paid and the Minister has so certified.

      7. THE DESIGNATIONS, PREFERENCES, RIGHTS, CONDITIONS, RESTRICTIONS, LIMITATIONS OR PROHIBITIONS ATTACHING TO THE SPECIAL SHARES, IF ANY, ARE

(a) The Class A Preference Shares shall carry the right to a fixed non-cumulative preferential dividend at the rate of eight per cent (8%) per annum, payable yearly, to be declared and paid before any dividend is declared or paid on the Class B Preference Shares, the Class C Preference Shares or on the Common Shares and the right in the liquidation or winding up of the Corporation to repayment of capital in priority to the Class B Preference Shares, the Class C Preference Shares and the Common Shares, but they shall not confer the right to any further participation in profits or assets. Each Class A Preference Share entitles the holder to repayment of capital in an amount equal to the par value thereof provided, however, in the event the aggregate amount available for the repayment of capital is not sufficient to pay the par value thereof, then Class A Preference Shares shall entitle the holders thereof to participate rateably in the aggregate amount available for repayment of capital;

(b) The said Class A Preference Shares or any part thereof shall be redeemable at any time at the option of the Corporation without the consent of the holders thereof on payment for each share to be redeemed of the par value thereof together with all unpaid non-cumulative dividends, which have been previously declared;

(c) The Corporation may at any time or times purchase for cancellation the whole or any part of the Class A Preference Shares outstanding from time to time at the lowest price at which in the opinion of the Directors, such shares are obtainable, but not exceeding the par value thereof, together with all unpaid non-cumulative dividends, which have previously been declared;

(d) The Class B Preference Shares shall carry the right to a fixed non-cumulative dividend at the rate of eight per cent (8%) per annum, payable yearly, to be declared and paid after the dividend is declared and paid on the Class A Preference Shares but before any dividends are declared and paid on the Class C Preference Shares or on the Common Shares and the right in the liquidation or winding up of the Corporation to repayment of capital in priority to the Class C Preference Shares and the Common Shares, but after the Class A Preference Shares, but they shall not confer the right to any further participation in profits or assets. Each Class B Preference Share entitles the holder to repayment of capital in an amount equal to the par value thereof, provided, however, in the event the aggregate amount available for the repayment of capital is not sufficient to pay the par value thereof, then each Class B Preference Share entitles the holder thereof to participate rateably in the aggregate amount available for repayment of capital thereon;

(e) The Class B Preference Shares or any part thereof shall be redeemable at any time at the option of the Corporation without the consent of the holders thereof on payment for each share to

                                                                              4A

be redeemed of the par value thereof together with all unpaid non-cumulative dividends which have previously been declared;

(f) At any time or times the Corporation may purchase for cancellation the whole or any part of the Class B Preference Shares outstanding from time to time, at the lowest price at which, in the opinion of the Directors, such shares are obtainable but not exceeding the par value thereof, together with all unpaid non-cumulative dividends which have previously been declared.

(g) The said Class C Preference Shares or any part thereof shall be redeemable at any time at the option of the Corporation without the consent of the holders thereof on payment for each share to be redeemed of the par value thereof together with all unpaid non-cumulative dividends, which have been previously declared;

(h) The Corporation may at any time or times purchase for cancellation the whole or any part of the Class C Preference shares outstanding from time to time at the lowest price at which, in the opinion of the Directors, such shares are obtainable, but not exceeding the par value thereof, together with all unpaid non-cumulative dividends, which have previously been declared;

(i) The Class C Preference Shares shall carry the right to a fixed non-cumulative dividend at the rate of eight per cent (8%) per annum, payable yearly, to be declared and paid after the divided is declared and paid on the Class A Preference Shares and the Class B Preference Shares but before any dividends are declared and paid on the Common Shares and the right in the liquidation or winding up of the Corporation to repayment of capital in priority to the Common Shares but after the Class A Preference Shares and the Class B Preference Shares, but they shall not confer the right to any further participation in profits or assets. Each Class C Preference Share entitles the holder to repayment of capital in an amount equal to the par value thereof, provided, however, in the event the aggregate amount available for the repayment of capital is not sufficient to pay the par value thereof, then each Class C Preference Share entitles the holder thereof to participate rateably in the aggregate amount available for repayment of capital thereon;

(j) In the event of the liquidation, dissolution or winding up of the Corporation, the reduction of capital or other distribution of its assets among shareholders by way of replacement of capital, the holders of Class A Preference Shares shall be entitled to receive the amount paid up thereon, together with all unpaid dividends which shall have been declared thereon in priority to any distribution to the holders of Class B Preference Shares, the Class C Preference Shares and the Common Shares, without any right to any further participation in profits or assets;

                                                                              4B

(k) In the event of the liquidation, dissolution or winding up of the Corporation, the reduction of capital or other distribution of its assets among shareholders by way of replacement of capital, the holders of Class B Preference Shares shall be entitled to receive the amount paid up thereon together with all unpaid dividends which shall have been declared thereon after payment to the holders of the Class A Preference Shares but in priority to any distribution to the holders of Class C Preference Shares and Common Shares, without any right to any further participation in profits or assets;

(l) In the event of the liquidation, dissolution or winding up of the Corporation, the reduction of capital or other distribution of its assets among shareholders by way of repayment of capital, the holders of Class C Preference Shares shall be entitled to receive the amount paid up thereon, together with all unpaid dividends which shall have been declared thereon, after payment to the holders of the Class A Preference Shares and the Class B Preference Shares but in priority to any distribution to holders of Common Shares; and after the holders of the Common Shares shall have received one dollar ($1.00) for each common share held together with all unpaid dividends which shall have been declared, the holders of the Class C Preference Shares and holders of the Common Shares shall thereafter be entitled to share pari passu in any further distribution of the property or assets of the Corporation;

(m) The holders of the Class B Preference Shares and the Class C Preference Shares shall not be entitled to vote at any meetings of the shareholders of the Corporation but shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof; holders of Class A Preference Shares and Common Shares shall on the record date for voting be entitled to one
(1) vote at all meetings of the shareholders for each Class A Preference Share or Common Share held by them respectively;

(n) The authorization to amend the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the Class A Preference Shares, Class B Preference Shares or Class C Preference Shares or to create preference shares ranking in priority to or on a parity with the Class A Preference Shares, Class B Preference Shares or Class C Preference Shares, In addition to the authorization by a special resolution, may be given by at least two-thirds (2/3) of the votes cast at a Meeting of the holders of the Class A Preference Shares, Class B Preference Shares or Class C Preference Shares as the case may be, duly called for that purpose.

      8. THE RESTRICTIONS, IF ANY, ON THE ALLOTMENT, ISSUE OR TRANSFER OF SHARES ARE

      The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without either:

      (a) The previous express sanction of the shareholders of the Corporation to be signified by a resolution passed by the shareholders or by an instrument or instruments in writing signed by all of the Shareholders;
      or

      (b) The previous express sanction of the Board of Directors of the Corporation expressed by a resolution passed by the Board of Directors or by an instrument or instruments in writing signed by all of the Directors.

      9.    THE SPECIAL PROVISIONS, IF ANY, ARE

      (a) The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation, is hereby limited to 50, 2 or more persons holding 1 or more shares jointly being counted as a single shareholder;

      (b) Any invitation to the public to subscribe for any shares or securities of the Corporation is hereby prohibited;

      (c) The Corporation may purchase any of its common shares out of surplus.

      10.   THE SHARES, IF ANY, TO BE TAKEN BY THE INCORPORATORS ARE

INCORPORATORS FULL NAMES,       NUMBER OF        CLASS DESIGNATION       AMOUNT
INCLUDING ALL GIVEN NAMES        SHARES                                  BE PAID

      NIL

      11.   THE NAMES AND RESIDENCE ADDRESSES OF THE INCORPORATORS ARE

                                               FULL RESIDENCE ADDRESS GIVING
                                          STREET & NO. OR R.R. NO., MUNICIPALITY
FULL NAMES, INCLUDING ALL GIVEN NAMES         OR POST OFFICE AND POSTAL CODE
-------------------------------------     --------------------------------------

Ronald Parent                             78 Sir Lancelot Drive,
                                          Markham, Ontario
                                          L3P 2J2

Wendy Parent                              78 Sir Lancelot Drive,
                                          Markham, Ontario
                                          L3P 2J2

THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY TO THE MINISTER

                          SIGNATURES OF INCORPORATORS

                          /s/ Ronald Parent
                          ----------------------------
                          Ronald Parent

                          /s/ Wendy Parent
                          ----------------------------
                          Wendy Parent

For Ministry Use Only
l'Usage exclusif du ministere
                                                   Ontario Corporation Number
                                               Numero de la compagnie en Ontario

                                                             528650

        FEBRUARY 27 FEVRIER, 1984

                                                                  TRANS
                                                                  CODE
                                                                   [C]
--------------------------------------------------------------------------------

                              ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION

   FORM 3      1. The present name of the            Denomination sociale
  Business        corporation is:                    actuelle de la compagnie:
Corporations
 Act. 1982            528650       ONTARIO LIMITED
                  --------------------------------------------------------------
[ILLEGIBLE]       --------------------------------------------------------------
                  --------------------------------------------------------------

  Formule      2. The name of the corporation is     Nouvelle denomination
 numero 3         changed to (if applicable): N/A    sociale de la compagnie
Loi de 1982                                          (s'il y a lieu):
  sur les
 compagnies       --------------------------------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

               3. Date of incorporation/amalgamation: Date de la constitution ou de la fusion:

                     November 24, 1982
                  --------------------------------------------------------------
                                      (Day, month, Year)
                                      (jour, mois, annee)

               4. The articles of the corporation    Les statuts de la compagnie
                  are amended as follows:            sont modifies de la facon
                                                     suivante:


               1. To remove any restrictions on the business that the Corporation may carry on or on the powers the Corporation may exercise and, without limiting the generality of the foregoing, to delete the objects contained in the Articles of the Corporation;

               2. To provide that the number of Directors of the Corporation shall be a minimum of one and a maximum of five;

               3. To change the number of shares that the Corporation is authorized to issue by:

                                                                              1A

      (a) Changing the unissued 9,990 Class "A" Preference Shares with a par value of $1.00 each into an unlimited number of Class "A" Preference Shares without par value;

      (b) Changing the 10 issued and outstanding Class "A" Preference Shares with a par value of $1.00 each into 10 issued and outstanding Class "A" Preference Shares without par value;

      (c) Changing the unissued 9,990 Class "B" Preference Shares with a par value of $1.00 each into an unlimited number of Class "B" Preference Shares without par value;

      (d) Changing the 10 issued and outstanding Class "B" Preference Shares with a par value of $1.00 each into 10 issued and outstanding Class "B" Preference Shares without par value;

      (e) Changing the unissued 250 Class "C" Preference Shares with a par value of $100.00 each into an unlimited number of Class "C" Preference Shares without par value;

      (f) Changing the maximum number of Common Shares that the Corporation is authorized to issue from 10,000 Common Shares to an unlimited number of Common Shares and removing the maximum consideration for which the Common Shares may be issued;

      (g) Declaring that the Corporation is authorized to issue an unlimited number of Class "A" Preference Shares without par value, an unlimited number of Class "B" Preference Shares without par value, an unlimited number of Class "C" Shares without par value and an unlimited number of Common Shares without par value;

4.          To delete clauses 7(a), (b), (c), (d), (e), (f), (g), (h), (i), (j),
(k),(l), (m) and (n), being the designations preferences, rights, conditions, restrictions, limitations or prohibitions attaching to the Preference Shares as set out in the Articles of the Corporation and to substitute the following rights, privileges, restrictions and conditions therefor:

(a) The holders of the Class A Preference Shares, the Class B Preference Shares and the Class C Preference Shares may in each year in the discretion of the Directors be entitled out of any or all profits or surplus available for dividends, to non-cumulative dividends per share as may be determined by the Directors in their absolute discretion, and in preference or

                                                                              1B

priority to any payment of dividends on the common shares for such year; conversely, in any year, the Directors, in their absolute discretion, may declare dividends on the Common Shares in such amount as they in their absolute discretion may determine, in lieu of or in preference or priority to any payment of dividends on the Class A Preference Shares, the Class B Preference Shares or the Class C Preference Shares; or the Directors, in their absolute discretion, may declare dividends on the Class A Preference Shares, the Class B Preference Shares and the Class C Preference Shares and the Common Shares in such priority as they deem desirable; the holders of the Class A Preference Shares, the Class B Preference Shares and the Class C Preference Shares shall not be entitled to any dividend other than or in excess of the non-cumulative dividends as hereinbefore provided for;

(b) The Class A Preference Shares shall carry the right in the liquidation or winding up of the Corporation to repayment of capital in priority to the Class B Preference Shares, the Class C Preference Shares and the Common Shares, but they shall not confer the right to any further participation in profits or assets. Each Class A Preference Share entitles the holder to repayment of capital in an amount equal to the amount paid to the Corporation for each Class A Preference Share, provided however, in the event the aggregate amount available for the repayment of capital is not sufficient to pay an amount equal to the amount paid to the Corporation for each Class A Preference Share, then Class A Preference Shares shall entitle the holders thereof to participate rateably in the aggregate amount available for repayment of capital;

(c) The Class A Preference Shares or any part thereof shall be redeemable at any time at the option of the Corporation without the consent of the holders thereof on payment for each share to be redeemed of an amount equal to the amount paid to the Corporation for each Class A Preference Share, together with all unpaid non-cumulative dividends, which have been previously declared;

(d) The Corporation may at any time or times purchase for cancellation the whole or any part of the Class A Preference Shares outstanding from time to time at the lowest price at which in the opinion of the Directors, such shares are obtainable, but not exceeding an amount equal to the amount paid to the Corporation for such Class A Preference Shares, together with all unpaid non-cumulative dividends, which have been previously been declared;

(e) The Class B Preference shares shall carry the right in the liquidation or winding up of the Corporation to repayment of capital in priority to the Class C Preference Shares and the Common Shares, but after the Class A Preference Shares, but they

                                                                              1C

shall not confer the right to any further participation in profits or assets. Each Class B Preference Share entitles the holder to repayment of capital in an amount equal to the amount paid to the Corporation for each Class B Preference Share, provided, however, in the event the aggregate amount available for the repayment of capital is not sufficient to pay an amount equal to the amount paid to the Corporation for each Class B Preference Share, then each Class B Preference Share entitles the holder thereof to participate rateably in the aggregate amount available for repayment of capital thereon;

(f) The Class B Preference Shares or any part thereof shall be redeemable at any time at the option of the Corporation without the consent of the holders thereof on payment for each share to be redeemed of an amount equal to the amount paid to the Corporation for each Class B Preference Share, together with all unpaid non-cumulative dividends which have previously been declared;

(g) At any time or times the Corporation may purchase for cancellation the whole or any part of the Class B Preference Shares outstanding from time to time, at the lowest price at which, in the opinion of the Directors, such shares are obtainable but not exceeding an amount equal to the amount paid to the Corporation for each Class B Preference Share, together with all unpaid non-cumulative dividends which have previously been declared;

(h) The said Class C Preference Shares or any part thereof shall be redeemable at any time at the option of the Corporation without the consent of the holders thereof on payment for each share to be redeemed of an amount equal to the amount paid to the Corporation for each Class C Preference Share, together with all unpaid non-cumulative dividends which have been previously declared;

(i) The Corporation may at any time or times purchase for cancellation the whole or any part of the Class C Preference Shares outstanding from time to time at the lowest price at which, in the opinion of the Directors, such shares are obtainable, but not exceeding an amount equal to the amount paid to the Corporation for each Class C Preference Share, together with all unpaid non-cumulative dividends, which have previously been declared;

(j) In the event of the liquidation, dissolution or winding up of the Corporation, the reduction of capital or other distribution of its assets among shareholders by way of replacement of capital, the holders of Class A Preference

                                                                              1D

Shares shall be entitled to receive an amount equal to the amount paid to the Corporation for each Class A Preference Share, together with all unpaid dividends which shall have been declared thereon in priority to any distribution to the holders of Class B Preference Shares, the Class C Preference Shares and the Common Shares, without any right to any further participation in profits or assets;

(k) In the event of the liquidation, dissolution or winding up of the Corporation, the reduction of capital or other distribution of its assets among shareholders by way of replacement of capital, the holders of Class B Preference Shares shall be entitled to receive an amount equal to the amount paid to the Corporation for each Class B Preference Share, together with all unpaid dividends which shall have been declared thereon after payment to the holders of the Class A Preference Shares but in priority to any distribution to the holders of Class C Preference Shares and Common Shares, without any right to any further participation in profits or assets;

(l) In the event of the liquidation, dissolution or winding up of the Corporation, the reduction of capital or other distribution of its assets among shareholders by way of repayment of capital, the holders of Class C Preference Shares shall be entitled to receive an amount equal to the amount paid to the Corporation for each Class C Preference Share, together with all unpaid dividends which shall have been declared thereon, after payment to the holders of the Class A Preference Shares and the Class B Preference Shares but in priority to any distribution to holders of Common Shares; and after the holders of the Common Shares shall have received an amount equal to the amount paid to the Corporation for each Common Share, together with all unpaid dividends which shall have been declared, the holders of the Class C Preference Shares and holders of the Common Shares shall thereafter be entitled to share pari passu in any further distribution of the property or assets of the Corporation;

(m) The holders of the Class B Preference Shares and the Class C Preference Shares shall not be entitled to vote at any meetings of the shareholders of the Corporation but shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof; holders of Class A Preference Shares and Common Shares shall on the record date for voting be entitled to one vote at all meetings of the shareholders for each Class A Preference Share or Common Share held by them respectively;

                                                                              1E

(n) The authorization to amend the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the Class A Preference Shares, Class B Preference Shares or Class C Preference Shares or to create preference shares ranking in priority to or on a parity with the Class A Preference Shares, Class B Preference Shares or Class C Preference Shares, in addition to the authorization by a special resolution, may be given by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the Class A Preference Shares, Class B Preference Shares or Class C Preference Shares as the case may be, duly called for that purpose.

5. The amendment has been duly authorized as required by Sections 167 and 169 (as applicable) of the Business Corporations Act.

      La modification a ete dument autorisee conformement a l'article 167 et, s'il y a lieu, a l'article 169 de la Loi sur les compagnies.

6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

      Les actionnaires ou les administrateurs (le cas echeant) de la compagnie ont approuve la resolution autorisant la modification

February 15, 1984


--------------------------------------------------------------------------------
                               (Day, Month, Year)
                               (jour, mois, annee)

      These articles are signed in duplicate.

      Les presents statuts sont signes en double exemplaire.

                                               528650 ONTARIO LIMITED
                                           --------------------------------
                                                (Name of Corporation)
                                          Denomination sociale de la compagnie

                                   By/Par: Ronald Parent President
                                           --------------------------------
                                             (Signature) (Description of Office)
                                             (Signature)      (Fonction)

For Ministry Use Only                             Ontario Corporation Number
A l'usage exclusif du ministere                Numero de la compagnie en Ontario
[LOGO]     Ministry of           Ministere de                528650
           Consumer and          la Consommation
           Commercial            et du Commerce
           Relations

CERTIFICATE                      CERTIFICAT
This is to certify that these    Ceci certifie que les presents
articles are effective on        statuts entrent en vigueur le

        NOVEMBER 23 NOVEMBRE, 1988

/s/ [ILLEGIBLE]
--------------------

         Director                 Le Directeur                  TRANS
     Companies Branch       Direction des Compagnies            CODE
                                                                 [C]
                                                                 18

                             ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION

   Form 3      1. The present name of the     Denomination sociale actuelle
  Business        corporation is:             de la compagnie:
Corporations
    Act           528650 ONTARIO LIMITED
   1982           --------------------------------------------------------------
                  --------------------------------------------------------------
  Formule         --------------------------------------------------------------
 numero 3
Loi de 1962    2. The name of the             Nouvelle denomination sociale
  sur les         corporation is changed      de la compagnie (s'il y a lieu):
compagnies        to (if applicable):
                        N/A
                  --------------------------------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

               3. Date of incorporation/      Date de la constitution ou de la
                  amalgamation:               fusion:

                   NOVEMBER 24, 1982
               -----------------------------------------------------------------
                               [Day, Month, Year]
                              (jour, mois, annee)

               4. The articles of the         Les statuts de la compagnie sont
                  corporation are amended     modifies de la facon suivante:
                  as follows:

               1. To change the number and class of shares that the Corporation is authorized to issue by:

                     (a) Cancelling the authorized and unissued Class A Preference Shares;

                     (b) Cancelling the authorized and unissued Class B Preference Shares;

                     (c) Cancelling the authorized and unissued Class C Preference Shares;

                     (d) Creating an unlimited number of Special Shares without par value;

                                                                              1A

            (e) Redesignating, changing and dividing the 10 issued and outstanding Class A Preference Shares into 1,000 Special Shares and 10,000 Common Shares on the basis of 100 Special Shares and 1,000 Common Shares for each issued Class A Preference Share, which Common Shares rank on a parity with the existing unlimited number of Common Shares without par value in the capital of the Corporation;

            (f) Declaring that the Corporation is authorized to issue an unlimited number of Special Shares without par value and an unlimited number of Common Shares without par value;

2. To delete the rights, privileges, restrictions and conditions attaching to the Class A Preference Shares, the Class B Preference Shares and the Class C Preference Shares as set out in Itema a 4(a), (b), (c), (d), (e),
(f), (g), (h), (i), (j), (k), (l), (m) and (n) of the Articles of Amendment of the Corporation and to substitute the following therefor:

(a) The holders of the Special Shares shall be entitled to receive and the Corporation shall pay thereon as and when declared by the Board of Directors out of the moneys of the Corporation properly applicable to the payment of dividends, fixed cumulative preferential cash dividends at the rate of 9% per annum of the redemption/retraction amount of the said Special Shares as hereinafter forth, payable on the dates to be fixed from time to time by resolution of the Directors;

(b) No dividends shall at any time be declared or paid or set part for the Common Shares unless all dividends up to and including the dividend payable for the last completed quarter, half or full year of the Corporation on the Special Shares then issued and outstanding shall have been declared and paid or provided for at the date of such declaration or payment or setting apart;

(c) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Special Shares shall be entitled to receive an amount equal to the redemption/ retraction value of the said Special Shares together with all unpaid cumulative dividends (which for such purposes shall be calculated as if such dividends were accruing for the period from the expiration of the last period for which dividends have been paid up to the date of distribution) before any amount shall be paid or any property or assets of the Corporation distributed to the holders of the Common Shares. After payment to the holders of the Special shares of the amounts

                                                                              1B

so payable to them as above provided, they shall not be entitled to share in any further distribution of the property or assets of the Corporation;

(d) The Corporation may redeem the whole or any part of the Special Shares outstanding upon payment of the sum of $488.00 for each Special Share to be redeemed together with an amount equal to all unpaid cumulative dividends, whether or not declared, which shall have accrued thereon and which, for such purpose, shall be treated as accruing up to the date of such redemption; in case a part only of the then outstanding Special Shares is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the Directors in their discretion shall decide or, if the directors so determine, may be redeemed pro rata, disregarding fractions, and the Directors may make such adjustment as may be necessary to avoid the redemption of fractional parts of shares; not less than 30 days' notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed to the last known address of each such holder, specifying the date and place or places of redemption; if notice of any such redemption be given by the Corporation in the manner aforesaid and an amount sufficient to redeem the shares be deposited with any trust company or chartered bank in Canada as specified in the notice on or before the date fixed for redemption, dividends on the Special Shares to be redeemed shall cease after the date so fixed for redemption and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except upon the surrender of certificates for such shares, to receive payment therefor out of the moneys so deposited. Upon any such redemption, the Corporation shall adjust the stated capital account maintained for the Special Shares as provided in the Act;

(e) The holders of the Special Shares shall be entitled to require the Corporation to redeem at any time or times after the issue thereof all or any of the Special Shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at its registered office a share certificate or share certificates representing the Special Shares which the registered holder desires to have the Corporation redeem together with a request in writing specifying (1) that the registered holder desires to have the Special Shares represented by such certificate redeemed by the Corporation and (2) the business day (in this paragraph referred to as the "redemption date") on which the holder desires to have the Corporation redeem such Special Shares, which redemption date shall not be less than 30 days after the day on which the request in writing is given to the Corporation. Upon receipt of a share certificate or share certificates representing the Special Shares which the registered holder meetings at which only holders of a specified class of shares are entitled to vote, and are entitled to receive the remaining property of the Corporation upon a dissolution or winding up.

5.    The amendment has been duly               La modification a ete dument
      authorized as required by Sections        autorisee conformement a
      167 and 169(as applicable) of the         l'article 167 et, s'il y a lieu,
      Business Corporations Act.                a l'article 169 de la Loi sur
                                                les compagnies.

6.    The resolution authorizing the            Les actionnaires ou les
      amendment was approved by the             administrateurs(le cas echeant)
      shareholders/directors (as                de la compagnie ont approuve la
      applicable) of the corporation on         resolution autorisant la
                                                modification.
        NOVEMBER 7, 1988
--------------------------------------------------------------------------------
                               [Day, Month, Year]
                              (jour, mois, annee)

        These articles are signed               Les presents statuts sont signes
        in duplicate.                           en double exemplaire.

                                                    528650 ONTARIO LIMITED
                                          --------------------------------------
                                                    (Name of Corporation)
                                          (Denomination sociale de la compagnie)

                                          By/Par: /s/ [ILLEGIBLE] PRESIDENT
                                                  -------------------------